UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2012

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 272-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On March 15, 2012, F5 Networks, Inc. (the “Company”) held its annual meeting of shareholders (“Annual Meeting”).

(b) At the Annual Meeting, shareholders voted on the election of one Class I director to hold office until the annual meeting of shareholders for fiscal year end 2014 and ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2011. The shareholders also provided advisory votes regarding approval of the compensation of the Company’s named executive officers and the repeal of the Company’s classified board of directors. A total of 69,532,445 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.

The voting results were as follows:

Item 1: To elect one Class I director:

Name of Director	For	Against	Withheld	Broker Non-Votes
Jonathan Chadwick – Class I	62,058,262	713,160	15,789	6,745,234

The director nominee was duly elected.

Item 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2011:

For	Against	Abstain
68,152,443	1,338,584	41,418

This selection was ratified.

Item 3: Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain
61,690,625	1,077,310	19,276

The Company’s shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Item 4: Advisory vote on a shareholder proposal to repeal classified board:

For	Against	Abstain
48,469,871	13,156,350	1,160,990

The Company’s shareholders approved, on an advisory basis, a proposal to repeal the classified board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Dated: March 20, 2012
	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Executive Vice President and General Counsel

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